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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2001

To the Shareholders:

    Notice is hereby given that the Annual Meeting of the Shareholders of USANA Health Sciences, Inc. will be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 24, 2001, at 10:00 a.m., Mountain Time, for the following purposes:

  1.
  To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

  2.
  To approve the Board of Directors' selection of Grant Thornton LLP as the Company's independent public accountants; and

  3.
  To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on April 12, 2001, as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the 10 days prior to the meeting.

    You are requested to date, sign and promptly return the enclosed proxy card. This proxy is solicited by the Board of Directors and will be voted as indicated in the proxy card and the accompanying Proxy Statement. Your vote is important. Please sign and date the proxy card and return it in the enclosed return envelope whether or not you expect to attend the meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, appropriate postage must be affixed. Giving your proxy as requested by the Board will not affect your right to vote in person should you decide to attend the Annual Meeting. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,
/s/ Myron W. Wentz
Myron W. Wentz, Ph.D., Chairman

Salt Lake City, Utah
April 15, 2001

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of USANA Health Sciences, Inc. ("USANA" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 24, 2001, at 10:00 a.m., Mountain Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

    When properly dated, executed and returned, the proxy and the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted:

    •
    FOR the election of the nominees for directors set forth herein, and

    •
    FOR ratification of the selection of Grant Thornton LLP as the Company's independent public accountants

    A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

    The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors. A plurality of the votes properly cast for the election of directors at the meeting by the shareholders in person or by proxy will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company.

    The close of business on April 12, 2001 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date, there were 9,682,637 shares of common stock outstanding and entitled to vote at the Annual Meeting. For a description of the principal shareholders of the Company, see "Voting Securities and Principal Holders Thereof" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about
April 15, 2001.

PROPOSAL 1—ELECTION OF DIRECTORS

    The Company's Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three. Five directors will be elected at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve if elected.

The Board of Directors recommends a vote FOR each nominee director.

Directors and Executive Officers

    The nominees for the Board of Directors in 2001 are Myron W. Wentz, Ph.D., Ronald S. Poelman, Robert Anciaux, Denis E. Waitley, Ph.D. and David A. Wentz. All of these nominees currently serve as members of the Board of Directors. The following information is furnished with respect to these nominees. Stock ownership information is shown under the heading "Voting Securities and Principal Holders Thereof" and is based upon information furnished by the respective nominees.

    Myron W. Wentz, Ph.D., 60, founded USANA in 1992 and has served as the President, Chief Executive Officer and Chairman of the Board of the Company since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., a developer and manufacturer of medical diagnostic test kits and the former parent of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health and wellness center located near Rosarito, Mexico. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all of which are located in Peoria, Illinois. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, a M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology with an emphasis in Immunology from the University of Utah.

    Ronald S. Poelman, 47, has served as a director of the Company since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. From 1990 to 1993, Mr. Poelman was a stockholder of the Salt Lake City law firm of Parsons, Behle & Latimer. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

    Robert Anciaux, 55, has served as a director of the Company since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. From 1982 to 1990, Mr. Anciaux was self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies. In some of these privately held companies Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingénieur Commercial degree from Ecole de Commerce Solvay Université Libre de Bruxelles.

    David A. Wentz, 30, joined the Company as a part-time employee in 1992. He has been a full-time employee of the Company since March 1994 and a member of the Company's Board of Directors since 1993. Mr. Wentz has served as the Senior Vice President of Strategic Development since June 1999. He served as the Vice President of Strategic Development from August 1996 to June 1999. From March 1994 to January 1996, he served as Executive Vice President of the Company. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz.

    Denis E. Waitley, Ph.D., 67, has served as a director of the Company since May 2000. Dr. Waitley has served as a consultant to and a spokesperson for the Company since September 1996. Since 1980, Dr. Waitley has been President of the Waitley Institute, a corporate leadership-training firm he founded to provide professional and personal development skills for business executives. Dr. Waitley also serves as President of International Learning Technologies, Inc., a company he founded in 1989 that produces educational audio/visual materials for companies and individuals. During the 1980's, Dr. Waitley served as Chairman of Psychology for the U.S. Olympic Committee's Sports Medicine Council, responsible for the performance enhancement of all American Olympic athletes. He is the author of several national best selling non-fiction books and audio programs on personal excellence. Dr. Waitley received a B.S. from the U.S. Naval Academy at Annapolis, an M.A. in Organizational Development from the Naval Post Graduate School in Monterrey, California and a Ph.D. in Human Behavior from La Jolla University.

Board of Directors Committees

    The Board of Directors has established an Executive Committee and an Audit Committee. Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. Among other things, the Executive Committee is responsible for and reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management of the Company and administers the Company's Distributor Stock Purchase Plan and Stock Option Plan. The members of the Executive Committee are Dr. Myron Wentz, David A. Wentz and Ronald S. Poelman.

    Members of the Audit Committee are Ronald S. Poelman and Robert Anciaux. The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

    USANA's Audit Committee (referred to as "we" and "us") is composed of two independent directors, Messrs. Poelman and Anciaux, and operates under a written charter. The Audit Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

    We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

    As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the committee. We also recommend to the board of directors the appointment of the independent auditors and review periodically their performance and independence from management.

    The directors who serve on the committee are all "independent" for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and National Market Marketplace Rules. That is, the board of directors has determined that none of us has a relationship to USANA that may interfere with our independence from USANA and its management.

    The committee has adopted a written charter setting out the functions of the committee. You can find a copy of that charter attached to this Proxy Statement as Appendix A.

    Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America and discuss with us any issues they believe should be raised with the committee.

    This year, we reviewed USANA's audited financial statements and met with both management and Grant Thornton LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

    We have received from and discussed with Grant Thornton the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Grant Thornton any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, we recommended to the board of directors that USANA's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

    Management has advised us that for the year ended December 30, 2000, the Company paid fees to Grant Thornton LLP for services in the following categories:

Audit fees	$105,000
Financial information systems design and Implementation fees	$0
All other fees (1)	$65,000

(1)
"All other fees" includes fees for the following routine audit and tax services:

401(k)	$19,000
Tax work	$43,000
Financial Consulting	$3,000

    We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Grant Thornton's independence. Representatives of Grant Thornton LLP are expected to be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

Members of the Audit Committee
Ronald S. Poelman, Audit Committee Chairman Robert Anciaux

Compensation of Directors

    Until 1998, all directors except Myron W. Wentz received an initial grant of options to purchase 125,000 shares of common stock pursuant to the 1995 Directors' Stock Option Plan ("Directors' Plan"). The options vested at the rate of 25,000 shares per year for five years, so long as the recipient remained a director of the Company. The exercise price of the options was the fair market price of the Company's common stock on the date of grant, determined as provided in the Directors' Plan. Except for the options, directors do not receive a fee or other compensation for their service on the Board or for participating in meetings of the Board or Committees of the Board, whether in person or by telephone. The Company has a policy of reimbursing directors for their out-of-pocket expenses incurred in connection with their services as directors. In June 1998, the Board of Directors adopted and the stockholders approved the combination of the Directors' Plan with the Company's Incentive and Stock Option Plan into the Amended and Restated Stock Incentive and Option Plan ("Stock Option Plan"). New directors elected commencing in June 1998 received options granted under the Stock Option Plan as determined by the Executive Committee, which administers the Stock Option Plan.

Meetings of the Board

    During the year ended December 30, 2000, the Board of Directors met in four regular and no special meetings. No director attended fewer than 75% of these meetings.

Executive Officers

    The executive officers of the Company at December 30, 2000 were:

Name	Position
Myron W. Wentz, Ph.D.	President, Chief Executive Officer, and Chairman of the Board
Gilbert A. Fuller	Senior Vice President and Chief Financial Officer
John B. McCandless IV	Senior Vice President and Chief Operating Officer
David A. Wentz	Senior Vice President of Strategic Development and Director

    Biographical information for Myron W. Wentz and David A. Wentz is included in the discussion concerning the nominees for director, above. The following information is provided regarding the other executive officers:

    Gilbert A. Fuller, 60, joined the Company in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed Senior Vice President. Mr. Fuller has been the Company's Chief Financial Officer since October 1997. From January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an MBA from the University of Utah.

    John B. McCandless IV, 53, joined the Company in October 1995 as the Director of Scientific Operations and served as Vice President of Operations from June 1996 to June 1999, when he was appointed Senior Vice President. Mr. McCandless has been the Company's Chief Operating Officer since October 1997. From October 1995 to June 1996, he was the Director of Scientific Operations of the Company. From January 1994 to October 1995, he was a consultant with Apogee Strategic Services. From September 1987 to December 1993, Mr. McCandless was the President of Utah Biomedical Testing Laboratory, where he supervised that company's business of contract research and scientific testing. He also served in managerial positions in toxicology at both Atlantic Richfield Company and Biodynamics, Inc. Mr. McCandless received a B.A. in Zoology from the University of California, Santa Barbara, an M.S. in Pathology from the University of Utah, and M.A. and M.B.A. degrees from The Claremont Graduate School in California.

Executive Compensation

    The following table summarizes the compensation of the Chief Executive Officer of the Company and the Company's four most highly paid executive officers at December 30, 2000, other than the Chief Executive Officer, whose salary and bonus exceeded $100,000 during the year then ended (collectively the "Named Executive Officers") and the amounts earned by each of them during the past three fiscal years:

Long-Term Compensation
Annual Compensation
Securities Underlying Options/SARs (#) (3)
Position	Year	Salary ($)		Bonus (1)		Other Annual Compensation ($) (2)
Myron W. Wentz, PhD (4) CEO/President	1998 1999 2000	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	0/0 0/0 0/0
Gilbert A. Fuller Senior Vice President and Chief Financial Officer	1998 1999 2000	$ $ $	148,269 147,866 153,606	$ $ $	— 25,478 —	$ $ $	137,697 9,726 8,382	0/0 0/0 25,000/0
John B. McCandless IV Senior Vice President and Chief Operating Officer	1998 1999 2000	$ $ $	127,154 133,725 139,911	$ $ $	— 25,478 —	$ $ $	5,129 52,636 10,847	0/0 0/0 25,000/0
David A. Wentz Senior Vice President of Strategic Development	1998 1999 2000	$ $ $	98,679 81,978 99,402	$ $ $	— 25,478 —	$ $ $	38,776 129,312 6,027	60,000/0 0/0 25,000/0

(1)
Bonuses were paid to the Named Executives Officers in 1999 based upon the results of operations in 1998.

(2)
Includes the approximate value of executive's use of a Company-owned car, the Company's matching contribution to the executive's 401(k) plan, and the gain realized upon the exercise of stock options.

(3)
Shares subject to issuance upon exercise of options granted under a compensation plan.

(4)
Dr. Wentz does not take any compensation for services provided to the Company.

    Stock Option Grants in Fiscal Year 2000

    The following table sets forth information concerning grants of stock options made during the fiscal year ended December 30, 2000 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a) Name	(b) Number of Securities Underlying Options/SARs Granted (#)	(c) % of Total Options/SARs Granted to Employees in Fiscal Year	(d) Exercise or Base Price	(e) Expiration Date	(f) 5%	(g) 10%
Gilbert A. Fuller	25,000	6.85%	$4.89	1/11/06	$41,577	$94,323
John B. McCandless IV	25,000	6.85%	$4.89	1/11/06	$41,577	$94,323
David A. Wentz	25,000	6.85%	$4.89	1/11/06	$41,577	$94,323

(1)
Shares vest at the rate of 5,000 per year over five years, commencing with the first anniversary of the date of grant. As of the date of this Proxy Statement, options as to 5,000 shares were vested and exercisable.

Aggregated Option Exercises and Fiscal Year-end Option Value

    The following table sets forth information with respect to the exercise of stock options by the Chief Executive Officer and Named Executive Officers during the fiscal year ended December 30, 2000, as well as the aggregate number and value of unexercised options held by all Named Executive Officers as of such date.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At 12/30/2000 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At 12/30/2000 ($) Exercisable/ Unexercisable
Gilbert A. Fuller	—	$—	165,000/113,000	$0/$0	(1)
John B. McCandless IV	—	$—	205,000/185,000	$0/$0
David. A. Wentz	—	$—	135,000/91,000	$0/$0

(1)
All options had an exercise price in excess of the market price of $1.50 at December 30, 2000.

Long-term Incentive Plans ("LTIP's")

    The Company did not make any awards under any LTIP during the fiscal year ended December 30, 2000.

Compensation Plans

    The Company maintains a Stock Option Plan under which options and other incentive awards may be granted to employees, officers, directors and consultants of the Company at the discretion of the Executive Committee of the Board of Directors, which administers the plan. The total number of shares of common stock that may be issued upon exercise of awards granted under the plan is 4,000,000 shares. As of December 30, 2000, a total of 1,378,000 shares were available to grant under the plan. The Executive Committee has broad authority to select persons to receive awards under the plan and to establish the terms and conditions applicable to the exercise of such awards and the duration of the awards.

Employment Contracts and Other Arrangements

    There are currently no employment agreements with any of the Named Executive Officers.

Compensation Committee Report on Executive Compensation

    [Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 30, 2000, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.]

    The Executive Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. This Compensation Report discusses the Company's compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the year ended December 30, 2000.

Compensation Policy

    The Committee's policy with respect to executive compensation has been designed to:

  •
  Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

  •
  Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

  •
  Align the interests of the executive officers with those of the Company's shareholders.

    The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company's Stock Option Plan and (c) certain other benefits. In 1998, the Committee adopted a cash bonus program as an additional component of executive compensation. A similar bonus program was adopted in 1999 and 2000; however, no bonus was paid under either program.

Components of Compensation

    The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company's performance, are discussed below:

  •
  Base Salary. The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company's senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company's executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company's size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

  •
  Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock.

  •
  Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

Compensation of the Chief Executive Officer

    Myron W. Wentz has served as the Chief Executive Officer of the Company since its inception. Dr. Wentz does not receive any compensation from the Company for his services and he has in the past declined to accept any options or other awards under any stock option or stock incentive plan that he might otherwise have been entitled to receive as an executive officer or director of the Company.

Conclusion

    The Committee believes that its policies further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

    The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

Respectfully submitted,
Executive Committee:
Myron W. Wentz, Ph.D. Ronald S. Poelman David A. Wentz

    Stock Performance Graph

    The following graph compares the yearly cumulative total returns from the Company's common stock, the Total Return Index for the Nasdaq Stock Market, and ten companies selected in good faith by the Company from the Company's industry (the "Peer Group"). Each of the companies included in the Peer Group markets or manufactures products similar to the Company's products or markets its products through a similar marketing channel. The Peer Group comprises the following companies: NBTY, Inc. (Nasdaq: NBTY), Nature's Sunshine Products, Inc. (Nasdaq: NATR), Avon Products, Inc. (NYSE: AVP), Herbalife International, Inc. (Nasdaq: HERBA), Natural Alternatives International, Inc. (Nasdaq: NAII), Perrigo Company (Nasdaq: PRGO), Reliv International, Inc. (Nasdaq: RELV), Hain Celestial Group (Nasdaq: HAIN), Lifeway Foods, Inc. (Nasdaq: LWAY) and Chattem, Inc. (Nasdaq: CHTT).

    The composition of the Company's Peer Group, as described above, has been changed from the peer group used by the Company in its last such filing with the Securities and Exchange Commission. Rexall Sundown, Inc., Amway Asia Pacific, Ltd. and Celestial Seasonings, Inc., have been dropped because they were acquired or are no longer publicly traded, and the Hain Celestial Group (which acquired Celestial Seasonings), Lifeway Foods, Inc. and Chattem, Inc. have been added. Had these companies been omitted from the above Peer Group, the performance graph would have shown it to have attained a total return for the period of $128, as compared to $202 attained with the current Peer Group.

    The Company's shares commenced trading in May 1993. The graph assumes an investment on December 30, 1995 of $100 and reinvestment of all dividends into additional shares of the same class of equity, if applicable to the stock or index.

    Voting Securities and Principal Holders Thereof

    The following table sets forth, as of March 21, 2001, the number of shares of common stock, par value $0.001, owned by (1) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) by the executive officers and directors of the Company individually, and (3) by the executive officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of common stock listed for such individual or entity as listed in the table. Unless otherwise indicated, the mailing address of the shareholder is the address of the Company, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

Name / Address	Number of Shares (1)	Percent of Class (2)
5% Beneficial Owners
Gull Holdings, Ltd. 4 Finch Road Douglas, Isle of Man	4,761,682	49.2%
Directors (Nominees) and Executive Officers
Myron W. Wentz, Ph.D. (3) President and Chief Executive Officer Chairman of the Board	4,761,682	49.2%
Ronald S. Poelman, Director (4) 170 South Main Street, Suite 1500 Salt Lake City, Utah 84101	125,000	1.3%
Robert Anciaux, Director (4) S.E.I. s.a. Av Du Manoir 30 B-1410 Waterloo, Belgium	100,000	1.0%
Denis E. Waitley, Ph.D. (4) Box 197 Rancho Santa Fe, CA 92067	39,767	*
Gilbert A. Fuller (5) Senior Vice President and Chief Financial Officer	116,013	1.2%
John B. McCandless IV (6) Senior Vice President and Chief Operating Officer	187,003	1.9%
David A. Wentz, Director and (7) Senior Vice President of Strategic Development	142,996	1.5%
Officers and Directors as a group (7 persons)	5,472,461	52.9%

    * Less than one percent. Officer and Director group total does not include duplicate entries.

    [Footnotes on following page.]

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(2)
Percentages rounded to nearest one-tenth of one percent.

(3)
All shares shown are held of record by Gull Holdings, Ltd., an Isle of Man company owned 100% by Myron W. Wentz. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Gull Holdings, Ltd.

(4)
All shares shown are issuable pursuant to exercise of stock options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(5)
Includes 113,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 800 shares held of record and 2,213 shares held in the executive's 401(k) account.

(6)
Includes 185,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement and 2,003 shares held in the executive's 401(k) account.

(7)
Includes 91,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 50,000 shares held of record and 1,996 shares held in the executive's 401(k) account.

    The Company is not aware of any arrangements, including any pledge of the Company's securities, the operation of which may at a subsequent date result in a change in control of the Company. During the year ended December 30, 2000, the Company undertook a stock repurchase program pursuant to which it repurchased a total of 531,601 shares in the open market at an average price of $5.62 per share. The Company does not intend to continue this program in the current fiscal year.

Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely upon a review of the forms and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended December 30, 2000, and with respect to such year, as well as certain representations of the officers and directors specified by such rule, the Company believes that all reports required to be filed pursuant to Section 16(a) were filed. The filing of all such reports was timely, with the exception of a report of Gull Holdings, Ltd. in connection with the purchase of common stock, which was filed one month late.

Certain Relationships and Related Transactions

    The Company's President, CEO and Chairman, Myron W. Wentz, is also the sole beneficial owner of the single largest shareholder of the Company, Gull Holdings, Ltd. Dr. Wentz has devoted much of his personal time, expertise and resources to a number of business and professional activities.

    The most significant activity outside USANA in which Dr. Wentz is involved is the operation of Sanoviv, which Dr. Wentz describes as a unique, fully integrated health and wellness center. Sanoviv is located near Rosarito, Mexico, and is owned in equal shares by Myron W. Wentz and his son, David A. Wentz, an executive officer and director of the Company. Dr. Wentz is Sole Administrator of Sanoviv. The Company has from time to time advanced funds to pay expenses incurred by Dr. Wentz for Sanoviv and has provided certain services for Sanoviv. These expenses and the value of the services rendered by the Company totaled approximately $445,000 in 1999 and $337,000 in 2000 were billed to Dr. Wentz for reimbursement. As of December 30, 2000, there were no outstanding amounts due to the Company. The Company has no commitment or obligation to continue to provide additional funding or support to Sanoviv.

    On September 21, 1999, the Company completed the repurchase of 2,650,000 shares of its common stock from Gull Holdings, Ltd. An earlier purchase of 300,000 shares was made on May 24, 1999, pursuant to an agreement entered into on April 28, 1999. The series of related transactions reduced the ownership of Gull Holdings, Ltd. from 58.2% to 45.7% as of January 1, 2000 of the issued and outstanding capital stock of the Company. Gull Holdings, Ltd. is an Isle of Man company owned and controlled by Myron W. Wentz, Ph.D., the founder, Chairman, President and CEO of the Company. The transactions were privately negotiated and approved by the independent directors of the Company. The aggregate purchase price of the 300,000 shares and the 2.65 million shares was $24,047,500. During 2000, Gull Holdings, Ltd. purchased 45,000 common shares of the Company in the open market. During the first quarter of 2001, Gull Holdings, Ltd. purchased an additional 67,800 common shares of the Company in the open market, bringing Gull ownership to 49.2% as of March 21, 2001.

    Denis E. Waitley, Ph.D., director nominee, has served as a consultant to and spokesperson for the Company since September 1996. During 1999, the Company paid $151,218 to Dr. Waitley for consulting fees and royalties. In 2000, the total amount paid Dr. Waitley under the consulting agreement was $171,000. The consulting contract between the Company and Dr. Waitley pays him $12,500 per month and expires in September 2001.

PROPOSAL 2—APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has selected Grant Thornton LLP as the independent public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 29, 2001. Grant Thornton LLP has served as the Company's independent public accountant since the fiscal year ended December 31, 1995.

    At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent accountant.

    The Board of Directors recommends a vote FOR approval of the selection of auditors.

    Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

    The accompanying proxy is being solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT

    A copy of the Company's Annual Report Summary to Shareholders and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission are being mailed with this Proxy Statement, but are not deemed a part of the proxy soliciting material.

    Additional copies of the Company's Annual Report on Form 10-K for the year ended December 30, 2000 (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company—Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of the Company also may be obtained from the SEC's on-line database, located at www.sec.gov.

SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by the shareholders at the Company's next annual meeting in 2002 and that the proposing shareholders desire to have included in the Company's proxy materials relating to the meeting must be received by the Company no later than December 15, 2001, which is 120 calendar days prior to the anniversary of this year's mailing date. All proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for that meeting.

    If a shareholder wishes to present a proposal at the annual meeting in 2002 and the proposal is not intended to be included in the Company's Proxy Statement relating to that meeting, the shareholder must give advance notice to the Company before the deadline for that meeting determined in accordance with the bylaws of the Company as described in the section captioned "Other Matters," above. If a shareholder gives notice of such a proposal after the bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

    Securities and Exchange Commission rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company's Proxy Statement with respect to discretionary voting. The deadline for these proposals for the year 2002 annual meeting is March 1, 2002 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a shareholder gives notice of such a proposal after this deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting. Because the bylaw deadline above is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the bylaw deadline may occur after the discretionary vote deadline described above. In such a case, a proposal received after the discretionary vote deadline but before the bylaw deadline would be eligible to be presented at next year's annual meeting and the proxies that management solicits for the annual meeting will include the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to the meeting.

    The Company has not been notified by any shareholder of the shareholder's intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals received between the date of this Proxy Statement and the bylaw deadline for this year's Annual Meeting, which was December 20, 2000.

    The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,
/s/ Myron W. Wentz
Myron W. Wentz, Ph.D., Chairman

Salt Lake City, Utah
April 15, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER
of
USANA HEALTH SCIENCES, INC.

Effective April 18, 2000

Organization

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

    The Audit Committee shall provide assistance to the directors of the corporation in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of the fiscal year review the audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvements of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the corporation's policy statements to determine their adherence to the code of conduct.

  •
  Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  •
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

A-1

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

A-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ronald S. Poelman and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of April 12, 2001, at the Annual Meeting of Shareholders to be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 24, 2001, at 10:00 a.m., Mountain Time or at any postponement or adjournment thereof.

1.
Election of Directors.

FOR	WITHHOLD AS TO ALL	FOR ALL EXCEPT
/ /	/ /	/ /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S)' NAME(S) IN THE LIST BELOW:)

Myron W. Wentz, Ph.D.	David A. Wentz	Ronald S. Poelman
Robert Anciaux	Denis E. Waitley, Ph.D.
2.
To approve and ratify the selection of Grant Thornton LLP as the Company's independent accountants.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATE:

Signature

Signature of co-tenant holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 2001
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
ANNUAL REPORT
SHAREHOLDER PROPOSALS
AUDIT COMMITTEE CHARTER of USANA HEALTH SCIENCES, INC.